Exhibit 5.1

February 1, 2017

Corium International, Inc.
235 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Corium International, Inc., a Delaware corporation (the “Company”), of up to 7,666,667 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and Cantor Fitzgerald & Co. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-204025) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 8, 2015 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on May 21, 2015, including the prospectus dated May 21, 2015 included therein (the “Base Prospectus”), and as supplemented by the preliminary prospectus supplement dated February 1, 2017 and the final prospectus supplement dated February 1, 2017, both of which were filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In rendering this opinion letter, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)

The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on April 8, 2014 and certified by the Delaware Secretary of State on January 27, 2017 (the “Restated Certificate”);

(2)

The Company’s Restated Bylaws, certified by the Company’s Secretary on April 8, 2014, and which have been certified to us by the Company in the Management Certificate to be currently in effect and unmodified as of the date hereof (the “Bylaws”);

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	The Prospectus;

February 1, 2017

(5)	The Company’s Current Report on Form 8-K to which this opinion is filed as an exhibit (the “Form 8-K”);

(6)	The Underwriting Agreement;

(7)

The minutes of meetings and actions by written consent of the Company’s Board of Directors or a committee or committees thereof (collectively, the “Board”) and the Company’s stockholders at which, or pursuant to which, the Board and/or the Company’s stockholders approved (i) the Restated Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Offering, and (v) related matters;

(8)

The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated February 1, 2017, verifying the number of the Company’s issued and outstanding shares of capital stock as of January 31, 2017, and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s equity incentive and stock purchase plans and all other plans, agreements or rights of the Company as of January 31, 2017);

(9)	A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated January 27, 2017; and

(10)	A Management Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic evidence or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We also have assumed that any certificates or instruments representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Shares to the purchasers of such Shares on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the

February 1, 2017

Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Bylaws, and (ii)  at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded.  We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the Underwriting Agreement and the resolutions adopted by the Board referenced above, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto.  We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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February 1, 2017

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We opine only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered, and speaks, only as of the date first written above and is based solely on our understanding of facts in existence as of such date after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP